UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2016

Bio-Matrix Scientific Group, Inc.

(Exact Name of Company as Specified in Charter)

Commission File Number: 0-32201

Delaware	33-0824714
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification Number)

4700 Spring Street, St 304

La Mesa California, 91942

 (Address of Principal Executive Offices, Zip Code)

Company’s telephone number, including area code: (619) 702-1404

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

Item 1.01

On May 26, 2016 Regen Biopharma, Inc. (“Regen”) entered into an agreement (“Agreement”) with Objective Capital Partners, LLC and BA Securities, LLC. Pursuant to the Agreement, Objective Capital Partners, LLC and BA Securities, LLC (collectively the “Advisors”) serve as Regen’s sole and exclusive agent for the purpose of

(a)	identifying opportunities for a Partnership (“Partnership”), as such term is defined in the Agreement
(b)	identifying opportunities for a “Sale” (as defined below) as such term is defined in the Agreement
(c)	advising Regen concerning opportunities for such Partnership and Sale and
(d)	as requested by Regen, participating on Regen’s behalf in negotiations concerning such Partnership or Sale.

The term of the Agreement shall continue until terminated by either party at any time by giving the other party at least 30 days prior written notice.

Consideration to the Advisors shall consist of:

A monthly retainer of $10,000 to be paid to BA Securities, LLC during the course of the Agreement

Fees to be paid as follows:

If a Partnership or Sale occurs or a future Sale or Partnership is agreed through an option or other similar agreement during the term of the Agreement or at any time during a period of 12 months following the effective date of termination of the Agreement then

(a)	upon consummation of a Sale, the Company shall pay to BA Securities, LLC the greater of (i) $250,000 or (ii) 3% of the Sale Consideration ( as such term is defined in the Agreement) involved in the Sale (“Sale Fee”),
(b)	upon consummation of a Partnership, the Company shall pay to BA Securities, LLC a transaction fee equal to 5% of the Partnership Consideration ( as such term is defined in the Agreement) involved in the Partnership .

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the text of the Agreement , which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated in this Item 1.01 by reference.

Regen is a controlled subsidiary of Bio-Matrix Scientific Group, Inc.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

Item 10.1	Agreement

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-MATRIX SCIENTIFIC GROUP, INC.

Dated: June 8, 2016	By: /s/ David Koos
David Koos
Chief Executive Officer

3